NOTE AMENDMENT AGREEMENT


     NOTE AMENDMENT AGREEMENT, dated as of November 1, 1995 (this "Agreement"), among The Prudential Insurance Company of America, a New Jersey corporation ("Holder"), Federated Noteholding Corporation II, a Delaware corporation ("Maker"), and Federated Department Stores, Inc., a Delaware corporation ("Parent").

                            RECITALS:

     A. Holder is the payee of a Promissory Note of Maker, dated October 11, 1995, in the principal amount of $222,322,613.20 (the "Existing Note").

     B. In connection with the Purchase Agreement, dated as of August 14, 1995 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), among Holder, Maker and Parent, Holder and Maker have agreed to amend and restate the Existing Note to increase the principal amount thereof to $242,322,613.20.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment of Note. On November 3, 1995, Maker shall amend and restate the Existing Note by executing and delivering to Holder an Amended and Restated Promissory Note in the form attached hereto as Exhibit A (the "Amended and Restated Note"). Contemporaneously with and in exchange for Maker's execution and delivery of the Amended and Restated Note, Holder agrees to deliver the Existing Note to Maker for cancellation.

     2. Buyer's Note. From and after the execution and delivery of the Amended and Restated Note, the term "Buyer's Note" shall mean and refer to the Amended and Restated Note (as such note may be amended, supplemented or otherwise modified from time to time) for all purposes under the Transaction Documents (as defined in the Amended and Restated Note), including, without limitation, the definition of "Buyer's Note" in Section 1.2.2 of the Purchase Agreement.

     3. Consent of Parent. Parent hereby consents to the execution and delivery by the Maker of the Amended and Restated
Note in exchange for the Existing Note and confirms that the amendment and restatement of the Existing Note will not alter or impair the liability or obligations of the Parent, or the rights and security interests of Holder, under any Transaction Document, including, without limitation, the Guaranty (as defined in the Purchase Agreement) and the Parent Pledge Agreement (as defined in the Purchase Agreement), to which the Parent is a party.

     4. Counterparts and Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              THE PRUDENTIAL INSURANCE COMPANY
                              OF AMERICA



                              By:  \s\ Ray Giordano
                                   Name:  Ray Giordano
                                   Title: Vice President


                              FEDERATED NOTEHOLDING
                              CORPORATION II



                              By:  \s\ Dennis J. Broderick
                                   Name:  Vice President
                                   Title: Vice President


                              FEDERATED DEPARTMENT STORES, INC.



                              By:  \s\ Dennis J. Broderick
                                   Name:  Vice President
                                   Title: Vice President



                                         Exhibit A

              AMENDED AND RESTATED PROMISSORY NOTE


$242,322,613.20                                    New York, N.Y.
                                                 October 11, 1995


          FOR VALUE RECEIVED, the undersigned, Federated Noteholding Corporation II, a Delaware corporation ("Maker"), promises to pay to the order of The Prudential Insurance Company of America, a New Jersey corporation (together with any subsequent holder of this Note, "Holder"), at its offices located at 751 Broad Street, Newark, New Jersey 07102, or at such other address as Holder may from time to time designate in writing, the principal sum of $242,322,613.20, together with interest thereon from the date hereof on the unpaid principal balance at the rate and as herein provided. Unless otherwise specified by Holder in writing, all payments on this Note shall be made in lawful money of the United States of America and in immediately available funds, by a wire transfer of funds to The Prudential Insurance Company of America Mortgage Loan Service Account No. 050-54-493 at Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, New York 10015, Reference Mortgage Loan No. 6 101 003.

     The principal amount of this Note and all accrued and unpaid interest thereon shall become due and be paid at 12:00 noon, Eastern Time, on October 11, 2000 (the "Maturity Date") or any earlier date on which such principal and interest becomes due under the terms of this Note.

          All capitalized terms used in this Note and not otherwise defined have the meanings given in the Purchase
Agreement dated as of August 14, 1995 (the "Purchase Agreement") among Maker, Holder and Federated Department Stores, Inc., a
Delaware corporation and the parent company of Maker ("Parent").

          The principal amount from time to time outstanding hereunder shall bear interest at a rate per annum (the "Interest Rate") (i) from the date hereof through the Conversion Date (as hereafter defined), equal to the LIBOR Rate (as hereafter defined) plus one and one quarter percent (1.25%), provided that $20,000,000 principal amount of this Note shall not begin to bear interest until October 26, 1995, but shall not otherwise be treated any differently than the remaining principal amount of this Note, and (ii) from the Conversion Date through the Maturity Date, equal to the Fixed Rate (as hereafter defined). Interest on the unpaid balance of the Note shall be computed on the actual number of days elapsed, and a year of 360 days.

          On the Conversion Date, Maker shall pay to Holder a fee equal to the product of (i) one half percent (0.5%) and (ii) an amount equal to the difference of Seventy Five Million Dollars ($75,000,000) (or such lower amount, if any, that Maker may have elected on or prior to the Conversion Date for purposes of the third paragraph immediately succeeding this paragraph) minus the aggregate principal amount of Asset Sale Prepayments (as hereafter defined) made on this Note on or prior to such Conversion Date (such amount to be deemed to equal zero if such difference is a negative number).

          For purposes of this Note, (i) "LIBOR Rate" means, with respect to any Interest Period (as hereafter defined), the rate for deposits in U.S. dollars for a period equal to such Interest Period (a) that appears in the Wall Street Journal as the London Interbank Offered Rate in effect for the day that is two business days (i.e., days on which banks are not required or authorized to close in New York City and, if the applicable business day applies to principal amounts bearing interest at the LIBOR Rate, days on which business in the London interbank market is conducted) before the first day of such Interest Period and, if such rate is not published in the Wall Street Journal, (b) that appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) at 11:00 a.m. (London time) two business days before the first day of such Interest Period; (ii) "Interest Period" means a period of one month, with the first such Interest Period commencing on the date of this Note and each succeeding Interest Period commencing on the last day of the preceding Interest Period, provided that, if the date of this Note shall be a date other than the first day of a month, the initial interest period shall begin on the date of this Note and end on the first business day of the second month immediately succeeding the date of this Note and the LIBOR Rate payable with respect to such initial Interest Period shall be determined as if such initial Interest Period was a period of one month; it being understood that whenever the last day of any Interest Period would otherwise occur on a day other than a business day, the last day of such Interest Period shall be extended to occur on the next succeeding business day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding business day, and whenever the first day of any Interest Period occurs on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last business day of such calendar month; (iii) "Conversion Date" means the earlier of (a) April 11, 1996 and (b) any date that the Maker shall specify, upon one business day's prior written notice to the Holder, as the Conversion Date; and (iv) "Fixed Rate" means a rate per annum, determined as of 1:00 p.m. (New York City time) on the second business day immediately preceding the Conversion Date, equal to (a) the annual yield of actively traded United States Treasury securities having an original maturity equal to the remaining life of this Note (determined based on the period extending from the Conversion Date through the Maturity
Date) or, if no such securities shall exist, the average annual yield (based on a straight-line interpolation) of such securities having original maturities most closely approximating the remaining life of this Note, in each case, as such annual yield for such securities appears, at such time and on such business day, on the applicable display on the Telerate Service displaying the annual yields of United States Treasury securities, plus (b) one and three quarters percent (1.75%); and (v) "Cumulative Asset Sale Deficiency" means, on any date, the amount by which (a) the aggregate Stated Value (as hereafter defined) of all retail stores on or constituting Mortgaged Properties (as hereafter defined) sold in Assets Sales (as hereafter defined) on or prior to such date exceeds (b) the sum of (1) the aggregate Net Proceeds (as hereafter defined) of all retail stores on or constituting Mortgaged Properties sold in Asset Sales on or prior to such date and (2) the aggregate amount paid pursuant to subclause (ii) of clause (b) of the fourth following paragraph on account of all Asset Sales on or prior to such date.

          Interest on the outstanding principal amount of this Note shall be payable monthly in arrears on the last day of each Interest Period prior to the Conversion Date, monthly in arrears on the first business day of each month following the Conversion Date and on the Maturity Date.

          At any time and from time to time (i) from the date of this Note through (but excluding) the Conversion Date, Maker may prepay this Note, in whole or in part, without penalty or premium, and (ii) from and including the Conversion Date through and including the day occurring 18 months after the Conversion Date (such 18-month period being the "Prepayment Period"), Maker may prepay this Note, without penalty or premium, in an aggregate principal amount up to an amount (the "Yield-Free Prepayment Amount") equal to the difference of (a) Seventy Five Million Dollars ($75,000,000) (or such lower amount as Maker may have elected by notice to the Holder on or prior to the Conversion
Date) minus (b) the aggregate principal amount of Asset Sale Prepayments (as hereafter defined) made during the period covered by clause (i) above (such amount to be deemed to equal zero if such difference is a negative number), together, in each case above, with accrued and unpaid interest on the principal amount prepaid, and, in any such case, Maker shall give Holder at least five business days' prior notice of the intended prepayment.

          The Maker shall, on any day on which the outstanding principal balance of this Note shall be less than $100,000,000, prepay the outstanding principal balance of this Note in whole, together with accrued and unpaid interest on the principal amount so prepaid.

          Upon any sale (an "Asset Sale") by any person, including Parent or any subsidiary of Parent, of any mortgaged property included within the Collateral and listed on Schedule 1 hereto (each such property, a "Mortgaged Property") other than a Mortgaged Property in respect of which a prepayment has theretofore been made pursuant to the next following paragraph, Maker shall prepay the outstanding principal balance of this Note (each such prepayment, an "Asset Sale Prepayment") in an amount equal to the sum of (i) the lesser of, or, if after giving effect to such Asset Sale, more than ten (10) retail stores (exclusive of any warehouse or storage facilities) on or constituting Mortgaged Properties shall have been sold by any Asset Seller (as hereafter defined), the greater of, (a) the net proceeds (net of reasonable and customary selling costs and expenses, including, without limitation, fees and expenses with respect to legal and brokerage fees, commissions and disbursements, incurred in connection with such sale and of all taxes and other governmental costs and expenses, other than income taxes, actually paid or estimated, in good faith, to be payable by the seller in connection with such sale) of such Asset Sale (the "Net Proceeds") actually received by the seller of the Mortgaged Property (the "Asset Seller") and (b) the stated value of such Mortgaged Property set forth on Schedule 1 hereto (the "Stated Value") and (ii) such additional amount, if any, as may be required to result in the Cumulative Asset Sale Deficiency, after giving effect to such Asset Sale and all amounts prepaid in respect thereof pursuant to this paragraph, being no greater than $10,000,000. For purposes of the foregoing, if the Asset Seller shall receive noncash proceeds as all or part of the consideration for an Asset Sale, the Asset Seller shall be deemed to have actually received gross proceeds in an amount equal to the principal amount of any debt instruments, and the fair value (as determined in good faith by the Asset Seller) of any other noncash proceeds, included in such consideration and Maker shall make a prepayment under this Note as required above as if the Asset Seller actually received Net Proceeds in an amount determined based upon such Asset Seller's deemed receipt of gross proceeds.

          Each Asset Sale Prepayment shall be due and payable on the date on which the Asset Seller receives (or, in the case of noncash proceeds, is deemed to have received) the Net Proceeds of the Asset Sale relating thereto.

          In addition to the foregoing, if, on the last day of the Prepayment Period, one or more stores on the Mortgaged Properties are then Closed for Business (as hereafter defined), Maker shall, on such last day, prepay the outstanding principal balance of this Note in an amount equal to the aggregate of the Stated Values of all such Mortgaged Properties, if any.
Following the Prepayment Period, whenever a store on a Mortgaged Property is Closed for Business, (a) Maker shall, on or before the fifth business day after such store is Closed for Business, prepay the outstanding principal balance of this Note in an amount equal to the Stated Value of such Mortgaged Property and
(b) such store shall be deemed to have been sold by an Asset Seller for purposes of clause (i) of the second preceding paragraph. A store shall be considered "Closed for Business," if such store has been permanently closed for business or if more than fifty percent (50%) of the selling area of such store has been closed to the public for more than thirty (30) consecutive days other than for repair or remodeling.

          With respect to any prepayments (whether voluntary or mandatory or upon an Asset Sale or pursuant to the immediately preceding paragraph or upon acceleration following the occurrence and during the continuance of a Default) of principal on this Note (i) made during the Prepayment Period in an aggregate principal amount in excess of the Yield-Free Prepayment Amount or
(ii) made after the expiration of the Prepayment Period, the Maker shall pay, in addition to accrued and unpaid interest on the principal amount prepaid, the Yield Maintenance Premium set forth in Schedule 2 hereto.

          The principal amount evidenced by this Note, together with accrued and unpaid interest, may be declared to be, or may automatically become, immediately due and payable upon the occurrence and during the continuance of any of the following events (each a "Default"):

                    (1)  Maker fails to make any payment of
          principal (including without limitation mandatory prepayments of principal) or interest or other amounts due hereunder or under any other Transaction Document (as hereafter defined) when the same becomes due and payable; or

                    (2)  A default occurs under any contract,
          agreement, lease, document, or other obligation to which the Maker or Parent or any subsidiary of Parent is a party or by which any of their respective properties are bound (other than a Transaction Document), and such default (i) arises from the failure of any such entity to make, at the final maturity thereof, after giving effect to any applicable grace period, any payment in respect of indebtedness of any such entity in excess of $25,000,000 aggregate principal amount or (ii) causes indebtedness of any such entity in excess of $25,000,000 aggregate principal amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

                    (3) (i) Maker or Parent or any subsidiary of Parent shall (a) generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or (b) make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any such entity seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any such entity (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 45 calendar days or any of the actions sought in such proceedings shall occur, or (iii) any such entity shall take any corporate action to authorize any of the actions set forth above in this paragraph (3); or

                    (4)  Either of Maker or Parent is dissolved;
          or

                    (5)  Any representation or warranty made or
          deemed made by Maker or Parent in this Note, the Purchase Agreement, the Pledge and Security Agreement dated the date hereof between Maker and Holder, the Guarantee Agreement dated the date hereof between Parent and Holder, the Pledge Agreement dated the date hereof between Parent and Holder or any note, agreement or other document delivered in connection with any thereof or pursuant to any thereof (the foregoing instruments collectively, whether now existing or hereafter delivered, the "Transaction Documents") is false in any material respect when made or deemed made; or

                    (6) Maker or Parent defaults in any material respect in the full and timely performance of any of its obligations under any of the Transaction Documents, provided that Holder has given Maker and Parent at least 15 calendar days' written notice of the occurrence or existence of such default and, unless such obligation is under the Guarantee, such obligation is not immaterial or insignificant in nature; or

                    (7)  A judgment or judgments in an aggregate
          amount in excess of $10,000,000, to the extent not covered by insurance, shall be rendered against Maker or Parent or any subsidiary of Parent and within 60 days after entry thereof such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                    (8)  Maker or Parent challenges in writing
          the legality, validity, enforceability or binding effect of any of the Transaction Documents, or consents to or acquiesces in such challenge by any other person or entity, or any court of competent jurisdiction determines that any of the Transaction Documents is illegal, invalid, unenforceable or not binding; or

                    (9)  After such time as Parent shall have,
          directly or indirectly, acquired all of the Common Stock pursuant to the Merger Agreement, Parent shall cease to own, directly or indirectly, capital stock of the Company representing a majority of the voting power of shares entitled to vote generally in the election of directors of the Company;

then, and in every such event, (i) if such Default is not a Default specified in subclause (ii) or (iii) of clause (3) above, Holder may, by notice in writing to Maker, immediately declare this Note to be, and it shall thereupon become, due and immediately payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and if such Default is a Default specified in subclause
(ii) or (iii) of clause (3) above, this Note shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and (ii) Holder shall have such other rights to enforce all or any of the obligations of the Maker or Parent under this Note and the other Transaction Documents as are given hereunder or thereunder or by law.

          All payments and prepayments of amounts due hereunder shall be applied as follows:

                    (1)  First, to payment or reimbursement of
               all costs and expenses of Holder to be paid or reimbursed by Maker and not theretofore paid or reimbursed;

                    (2)  Second, to the payment of all interest
               theretofore accrued and unpaid hereunder;

                    (3)  Third, to the payment in full of the
               entire principal amount outstanding hereunder; and

                    (4)  Fourth, to the payment of all other
               amounts due to Holder under any Transaction
               Document.

          If Maker fails to make any payment of principal, accrued and unpaid interest or any other amount due hereunder or under any Transaction Document on any due date therefor, whether at stated maturity, by required prepayment, by acceleration, or otherwise, the unpaid amount (including, to the extent enforceable at law, any unpaid amount of interest) shall bear interest at the Default Rate until paid. For purposes of this Note, the "Default Rate" shall be a rate per annum equal to the sum of the LIBOR Rate in effect from time to time plus 3.25% or the Fixed Rate plus 2%, as applicable. Maker shall also pay to Holder, in addition to the amount due, all reasonable costs and expenses incurred by Holder in collecting or enforcing, or attempting to collect or enforce this Note, including without limitation court costs and reasonable attorneys' fees and expenses (including reasonable attorneys' fees and expenses on any appeal by either Maker or Holder and in any bankruptcy proceeding).

          With respect to the amounts due pursuant to this Note, Maker waives the following:

          (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof;

          (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note; and

          (3) Any further receipt by or acknowledgment of any collateral now or hereafter deposited as security for the indebtedness evidenced by this Note.

          In no event shall any amount deemed to constitute interest due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest permitted by applicable law (the "Maximum Amount"), and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such sum shall be credited as a payment of principal or other amounts (other than interest) outstanding hereunder, and if in excess of the outstanding amount of principal or other amounts outstanding hereunder, shall be immediately returned to Maker upon such determination. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

          Holder shall not by any act, delay, omission, or otherwise be deemed to have modified, amended, waived, extended, discharged, or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge, or termination of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities, or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived, and forever discharged. The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

          Holder may, at its option, release to Maker any collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of Maker to Holder.

          This Note was negotiated in New York, and made by Holder and accepted by Maker in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including without limitation matters of construction, validity, and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the laws of any other jurisdiction governs this Note, and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to 5-1401 of the New York General Obligations
Law.

          Any legal suit, action, or proceeding against Holder or Maker arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to
 5-1402 of the New York General Obligations Law, and Maker
waives any objection which it may now or hereafter have to the laying of venue of any such suit, action, or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Maker does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such agent in accordance with the terms hereof), with a copy to Maker at the following address: 7 West Seventh Street, Cincinnati, OH 45202, Attention: Mr. Ronald W. Tysoe, shall be deemed in every respect effective service of process upon Maker in any such suit, action, or proceeding in the State of New York. Maker (i) shall give prompt notice to Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.
          MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, BROUGHT WITH RESPECT TO THIS NOTE. HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF MAKER'S KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          Maker may not assign or delegate this Note or any of its rights or obligations hereunder without the prior consent of Holder (which consent may be given or withheld in the sole discretion of Holder). Holder may assign or delegate this Note or any of its rights or obligations hereunder without prior consent of or notice to Maker or Parent.

          This Note is secured by, and entitled to the benefits of, a Pledge and Security Agreement between Maker and Holder dated concurrently herewith. Parent has guaranteed all of the obligations of Maker under this Note and the other Transaction Documents under a Guarantee Agreement between Parent and Holder dated concurrently herewith. The obligations of Parent under such Guarantee Agreement are secured by a pledge of the stock of Maker and certain other collateral related thereto under a Pledge Agreement between Parent and Holder dated concurrently herewith.

          IN WITNESS WHEREOF, Maker has caused this Note to be duly executed on its behalf as of the day and year first above written.


                         FEDERATED NOTEHOLDING CORPORATION II



                         By:
                             Name:
                             Title:


                           SCHEDULE 1

              STATED VALUES OF MORTGAGED PROPERTIES



       Store                       Stated
                                   Value1

San Francisco                     $15,500
Stonestown                         11,800
Glendale                           17,200
Del Amo                            15,500
Stevens Crk/Valley                 13,000
Fair
Oakland                             6,200
Montclair                           7,500
Stanford                            5,300
Chula Vista                         8,000
Sherman Oaks (1993                  9,700
Sales)
Arden Fair                          6,400
Vallco                              4,400
Newpark                             4,000
Newport Beach                       5,300
Paradise Valley                     4,800
Thousand Oaks                       6,000
Fairfield/Solano                    4,000
El Cerrito                          5,000
Escondido                           6,300
La Jolla                            5,900
Huntington Beach                    7,500
West Covina                         6,000
Country Club                        4,400
Santa Barbara                       4,300
Panorama City                       5,100
Biltmore                            5,600
Fresno                              4,200
Tuscon Mall                         3,500
Long Beach                          5,100
Crenshaw/Baldwin H.                 3,000
Ventura                             5,500
Service Center                      5,000

                                 $221,000

-------------------------
1 In thousands.


                           SCHEDULE 2

                    YIELD MAINTENANCE PREMIUM


If the Note is prepaid for any reason, whether voluntarily or involuntarily, or after acceleration by Holder upon an Event of Default, at a time when the Note requires the payment of the Yield Maintenance Premium in respect of such prepayment, Maker shall pay a prepayment premium (the "Yield Maintenance Premium") equal to an amount equal to the Present Value of the Loan (as hereinafter defined) less the amount of principal being prepaid, including accrued interest, if any, calculated as of the Prepayment Date.

The foregoing notwithstanding, if the Note is prepaid during the ninety (90) day period immediately prior to the Maturity Date, there shall be no Yield Maintenance Premium payable on account of such prepayment.

Holder shall notify Maker of the approximate amount (the exact amount to be determined on the Prepayment Date) and basis of determination of the Yield Maintenance Premium. Holder shall not be obligated to accept any prepayment of the principal balance of the Note in respect of which the Yield Maintenance Premium is payable unless such prepayment is accompanied by the Yield Maintenance Premium and all accrued interest and other sums then due under the Note.

For the purposes of determining the Yield Maintenance Premium, the following terms shall have the following meanings:

The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining life of the Note, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 _ Selected Interest Rates, conclusively determined by the Holder on the Prepayment Date, absent manifest error. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.)

The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

The "Present Value of the Loan" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Note, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a scheduled monthly payment date, the actual number of days remaining from the Prepayment Date to the next scheduled monthly payment date will be used to discount within this period.

Maker agrees that Holder shall not be obligated to actually reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Yield Maintenance Premium.